Exhibit 4.4

AMENDMENT TO SECURED PROMISSORY NOTE

This Amendment to Secured Promissory Note (this “Amendment”), dated this 31 day of January, 2023, modifies and amends a certain Secured Promissory Note, dated March 5, 2020, made by MaVeRicK Collective Inc., a Delaware corporation, MVRK Tobacco Manufacturing LLC, a North Carolina limited liability company, MVRK Tobacco Importers LLC, a North Carolina limited liability company, MVRK Research LLC, a North Carolina limited liability company, MVRK Farms LLC, a Delaware limited liability company, Greener & Wilder LLC, a North Carolina limited liability company, MVRK Distribution LLC, a North Carolina limited liability company, MVRK Holdings LLC, a North Carolina limited liability company, MVRK Distro LLC, a Delaware limited liability company, North Carolina Tobacco Manufacturing LLC, a Delaware limited liability company, North Carolina Tobacco Importers, LLC, a North Carolina limited liability company, 21st Century Brands Distributing LLC, a Delaware limited liability company, and Maverick Lifestyle Inc., a Nevada corporation (jointly and severally, the “Borrowers”), and payable to the order of BH Group, LLC (together with any successors or assigns, the “Lender”), in the original principal sum of NINE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS and no cents ($9,750,000.00) (as amended and supplemented to date, the “Note”). Capitalized terms used in this Amendment shall have the meanings ascribed to them in the Note.

For value received, the terms of this Note are hereby amended in the following manner:

1. The first paragraph of the section titled “Payment Terms” is amended and restated in its entirety as follows:

Payment Terms. Beginning on May 1, 2020, the Borrowers shall pay all accrued interest in arrears on a quarterly basis no later than the first (1st) day of May, August, November, and February of each year. The outstanding principal amount and any accrued by unpaid interest shall be due and payable on March 5, 2024 (the “Maturity Date”), or at such earlier time that the entire amount of this Note becomes due and payable in full (whether by acceleration or otherwise). Notwithstanding the foregoing, pursuant to the terms of the Amendment to Loan Documents (the “Amendment”), dated as of January, 2023, the Borrowers shall make a one-time payment in the amount of $2,100,000.00, which shall be applied to payment of (i) interest due on February 1, 2023, (ii) interest due on May 1, 2023 and (iii) outstanding principal under this Note, as set forth in greater detail in the Amendment.

2. The Note shall be amended by adding the following provisions thereto:

Conversion.

(a)	Conversion Option. At any time and from time to time beginning on the date of the consummation of the IPO (as defined below), the outstanding principal and interest under this Note shall be convertible (in whole or in part), at the option of the Lender, into Common Stock, par value $0.001 per share (the “Common Stock”), of Maverick Lifestyle Inc. or its successor (the “Public Company”) on the terms set forth herein; provided, that, the underwriter of the IPO shall have consented to Lender’s conversion of the interest and principal of this Note in the manner set forth in this section prior to any such conversion.

“IPO” means the Public Company’s first underwritten public offering of its Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), with aggregate gross proceeds to the Public Company exceeding (unless waived by the Lender) $5,000,000.00.

(b)	Conversion Price. The conversion price (the “Conversion Price”) shall be the lowest per Common Stock public offering price in the IPO.

(c)	Conversion Process. The Public Company shall issue to the Lender, in respect of each conversion request, that number of shares of Common Stock as is equal to the principal and interest converted by the Lender divided by the Conversion Price (collectively, the “Conversion Shares”). The conversion option hereunder shall be equitably adjusted or modified to reflect any recapitalization or reorganization of the Public Company (such as the conveyance of the equity interests of the Public Company to a holding company, share splits and combinations or merger, share exchange and the like) to permit the Lender to exercise its conversion option with respect to the Common Stock. Failure to comply with the conversion provisions hereof shall be deemed an event of default under the Note.

(d)	Blocker. In no event shall the Lender be entitled to convert any portion of this Note if the number of shares of Common Stock that would be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the Lender at such time, the number of shares of Common Stock which would result in such Lender beneficially owning in excess of 9.9% of all of the Common Stock outstanding at such time. For purposes of the foregoing, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder.

(e)	Delivery of Shares. No later than three (3) business days after the date which the Lender provides a conversion notice, the Public Company, at its expense, will issue and deliver (i) to the Depository Trust Company account on the Lender’s behalf via the Deposit Withdrawal Agent Commission System as specified in the conversion notice, registered in the name of the Lender or its designee, the number of Conversion Shares to which the Lender shall be entitled, or (ii) via express courier, a certificate or certificates representing the Conversion Shares being acquired upon the conversion of this Note. So long as this Note remains outstanding, the Public Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance 100% of the aggregate number of Common Stock needed to provide for the conversion in full of this Note.

(f)	Registration Rights. Until such time as all Conversion Shares issuable to the Lender are freely transferable pursuant to Rule 144 of the Securities Act, the Public Company hereby grants to the Lender “piggyback” or incidental registration rights with respect to the Conversion Shares. In furtherance of the foregoing, the Public Company shall include such Conversion Shares for registration of the resale by the Lender on any Registration Statement filed under the Securities Act other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan on Form S-8, (ii) for a dividend reinvestment plan, or (iii) in connection with a merger or acquisition. All fees and expenses incident to the performance of or compliance with this section by the Public Company shall be borne by the Public Company whether or not any Conversion Shares are sold pursuant to such a Registration Statement.

(g)	Opinions. Upon the request of the Lender from to time to time, the Public Company shall be responsible (at its cost) for promptly supplying to the Public Company’s transfer agent and the Lender a customary legal opinion letter of its counsel to the effect that the resale of the Conversion Shares by the Lender or its affiliates, successors and assigns is exempt from the registration requirements of the Securities Act pursuant to Rule 144 thereunder (provided the requirements of Rule 144 are satisfied and provided the Conversion Shares are not then registered under the Securities Act for resale pursuant to an effective Registration Statement).

3. Except as expressly set forth in this Amendment, the Note shall remain unchanged shall remain in full force and effect as written and is hereby ratified and confirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Borrowers have caused this Amendment to Secured Promissory Note to be duly executed and delivered on the date first above written.

MaVeRicK Collective Inc.			MVRK Tobacco Manufacturing LLC

By:	/s/ Victor Krahn		By:	/s/ Victor Krahn
	Name:	Victor Krahn		Name:	Victor Krahn
	Title:	President		Title:	President

MVRK Tobacco Importers LLC			MVRK Research LLC

By:	/s/ Victor Krahn		By:	/s/ Victor Krahn
	Name:	Victor Krahn		Name:	Victor Krahn
	Title:	President		Title:	President

MVRK Farms LLC			Greener & Wilder LLC

By:	/s/ Victor Krahn		By:	/s/ Victor Krahn
	Name:	Victor Krahn		Name:	Victor Krahn
	Title:	President		Title:	President

MVRK Distribution LLC			MVRK Distro LLC

By:	/s/ Victor Krahn		By:	/s/ Victor Krahn
	Name:	Victor Krahn		Name:	Victor Krahn
	Title:	President		Title:	President

North Carolina Tobacco Manufacturing LLC			North Carolina Tobacco Importers, LLC

By:	/s/ Victor Krahn		By:	/s/ Victor Krahn
	Name:	Victor Krahn		Name:	Victor Krahn
	Title:	President		Title:	President

21st Century Brands Distributing LLC			Maverick Lifestyle Inc.

By:	/s/ Victor Krahn		By:	/s/ Victor Krahn
	Name:	Victor Krahn		Name:	Victor Krahn
	Title:	President		Title:	President

Accepted by the undersigned Lender as of the date set forth above.

BH Group, LLC

By:
Name:
Title:

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